Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of OneMain Finance Corporation of our report dated February 6, 2026  relating to the financial statements, which appears in OneMain Holdings, Inc.’s and OneMain Finance Corporation's combined Annual Report on Form 10-K for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 17, 2026